November 29, 1996.
                                    Registration No. 33-
==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            --------------------------

                            SHEFFIELD ACQUISITIONS, INC.
                          ---------------------------------
                 (Exact Name of registrant as specified in its charter)

Delaware                 52-1995536                       6770

(State or             (I.R.S. Employer             (Primary Standard
jurisdiction          Identification                Classification
of Incorporation        Number)                      Code Number)

                                   ----------
                              1504 R Street, N.W.
                            Washington, D.C. 20009
                                (202) 387-1782

                    (Address, including zip code, and telephone number,
              including area code, of registrant's principal executive
                                   offices)

                             James M. Cassidy, President
                             Sheffield Acquisitions, Inc.
                                1504 R Street, N.W.
                               Washington, D.C. 20009
                                  (202) 387-1782

                (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                     CALCULATION OF REGISTRATION FEE

                    		  Proposed	      Maximum
Title of            		  Maximum 	      Aggregate      Amount of	   Regis-
Securities  		          Amount to be	  Offering 	     Offering 	   tration
to be Registered 	      Registered(1) 	per Share(2) 	 Price		      Fee
------------------------------------------------------------------
Shares of Common    	   500,000        0            	 0      		      0
Stock par value $.0001
to be distributed as a
dividend

Subscription Rights 	   1,000,000 	    0     		        0 		          0

Shares of Common    	   2,000,000  	   $2.50        	  $5,000,000  	 $1,515
issuable upon exercise
of Subscription Rights

Total                                        				      $5,000,000 	  $1,515

(1)  Based upon the maximum number of shares of Sheffield
     Common Stock and Subscription Rights estimated to be distributed as a dividend. No consideration will be paid for the securities.
(2) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT
ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH  SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE
IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF
1933 OR UNTIL THE REGISTRATION STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT
TO SECTION 8(A), MAY DETERMINE.

SHEFFIELD ACQUISITIONS, INC.
CROSS REFERENCE SHEET

Between Items in Form S-1 and Prospectus
Pursuant to Item 501(b) of Regulation S-K

Form S-1 Item Number and Caption        Location or Caption in Prospectus

1.  Forepart of The Registration   	    Facing Page of the
Statement and Outside Front        	    Registration
Cover Page of Prospectus           	    Statement

2.  Inside Front and Outside Back  	    Inside Front Cover
Cover Pages of Prospectus          	    Page

3.  Summary Information, Risk      	    Summary; Risk Factors;
Factors and Ratio of Earnings           Not Applicable
to Fixed

4.  Use of Proceeds                		   Use of Proceeds

5.  Determination of Offering      	    Not Applicable
Price

6.  Dilution                       		   Dilution

7.  Selling Security Holders       		   Not Applicable

8.  Plan of Distribution           		   Outside Front Cover
                                   			  page; Summary;
                                   			  Introduction;
                                   			  The Distribution

9.  Description of Securities      		   Outside Front Cover
to be registered                   		   Page; Summary;
                                   			  The Distribution;
                                   			  Capitalization;
					                                   Description of Capital Stock

10. Interests of Named Experts     	    Legal Counsel; Experts
and Counsel

11. Information with Respect       	    Introduction; Risk
to the Registrant                  		   Factors; Summary; The
                                   			  Distribution;
                                   			  Capitalization; Selected Financial
                                   			  Data; Management's
                                   			  Discussion and Analysis of Financial
                                   			  Condition and Results
                                   			  of Operations;
                                   			  Business; Management;
                                   			  Financial Statements

12.  Disclosure of Commission      	    Management
Position on Indemnification
for Securities Act Liabilities

PROSPECTUS              Subject to Completion, Dated____

                  SHEFFIELD ACQUISITIONS, INC.
        500,000 Shares of Common Stock and 1,000,000 Subscription
          Rights to Purchase 2,000,000 Shares of Common Stock
             Issuable upon Exercise of Subscription Rights


     This Prospectus is being furnished to holders of common stock of First Agate Capital Corporation ("First
Agate") by Sheffield Acquisitions, Inc. ("Sheffield") in connection with the distribution (the "Distribution") to them of (i) up to 500,000 shares (the "Dividend Shares") of common stock of Sheffield, par value $.0001 per share
(the "Sheffield Common Stock") and (ii) up to 1,000,000 stock rights (the "Subscription Rights") entitling the holder to purchase two (2) additional shares of Sheffield
Common Stock for each Subscription Right (the
"Subscription Stock").  SEE "The Distribution".  In the
Distribution, each First Agate stockholder will receive one Dividend Share and two Subscription Rights for each share of First Agate common stock owned as of _____________, 1996 (the "Record Date"). Neither First
Agate nor Sheffield will receive any cash or other proceeds from the Distribution, and First Agate stockholders will not make any payment for the Dividend
Shares and Subscription Rights. Sheffield may receive proceeds upon the exercise of Subscription Rights in the future. SEE "The Distribution."

     The Dividend Shares were purchased by First Agate on
October 29, 1996 for a purchase price of $.001 per share.
 The balance of 4,500,000 shares (90%) of the Sheffield
Common Stock currently outstanding is owned by Pierce
Mill Associates, Inc., a Delaware corporation ("Pierce
Mill") and was acquired for a purchase price of $.0001 per share. SEE "Sheffield Acquisitions, Inc."

     The Subscription Rights will become exercisable, if at all, when determined by the Board of Directors of Sheffield. SEE "Commencement of Subscription Period."
If and when they become exercisable, each Subscription
Right will entitle the holder thereof to purchase from Sheffield two authorized but heretofore unissued shares of the Subscription Stock for a period of twenty days commencing on the eighth business day after the effective date of the Post-Effective Amendment. The purchase price under the Subscription Rights will be established by Sheffield and will be not more than $2.50 per share of Subscription Stock. SEE "Subscription Price."
Stockholders who fully exercise their Subscription Rights will be entitled to the additional privilege of subscribing, subject to certain limitations, for any Subscription Stock subject to unexercised Subscription
Rights.  SEE "Over-Subscription Privilege."

     The Dividend Shares and the Subscription Stock will be held in escrow and are non-transferable until after completion of a Business Combination. The Subscription
Rights will be held in escrow until action by the Board of Directors of Sheffield but will be non-transferable until after completion of a Business Combination even if earlier released from escrow. SEE "Escrow of Dividend
Shares and Subscription Rights." The net proceeds from any exercise of the Subscription Rights will remain in an escrow account subject to release upon consummation of a Business Combination. SEE "Escrow of Proceeds upon
Exercise of Subscription Rights."

     THE DISTRIBUTION OF THE DIVIDEND SHARES AND THE
SUBSCRIPTION RIGHTS WILL BE CONDUCTED IN ACCORDANCE WITH
RULE 419 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED ("SECURITIES ACT").  THE DIVIDEND SHARES AND THE
SUBSCRIPTION STOCK ISSUED UPON EXERCISE OF SUBSCRIPTION
RIGHTS WILL BE HELD IN ESCROW AND ARE NON-TRANSFERABLE BY
THE HOLDER THEREOF UNTIL AFTER THE COMPLETION OF A
BUSINESS COMBINATION (AS DEFINED HEREIN) IN COMPLIANCE
WITH RULE 419.  UNTIL RELEASE FROM ESCROW, NEITHER THE
DIVIDEND SHARES NOR THE SUBSCRIPTION STOCK MAY BE TRADED
OR TRANSFERRED NOR MAY THE SUBSCRIPTION RIGHTS BE
EXERCISED.  SEE "INVESTORS' RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419".  THE NET PROCEEDS FROM THE
EXERCISE OF THE SUBSCRIPTION RIGHTS WILL REMAIN IN AN
ESCROW ACCOUNT SUBJECT TO RELEASE UPON CONSUMMATION OF A
BUSINESS COMBINATION THAT HAS BEEN DESCRIBED IN A
POST-EFFECTIVE AMENDMENT.  SEE "INVESTORS' RIGHTS AND
SUBSTANTIVE PROTECTION UNDER RULE 419."

     The Distribution will be made as of the effective date of this Prospectus (the "Distribution Date"). It is expected that certificates evidencing the Dividend Shares and Subscription Rights will be mailed to the Distribution Agent (as defined below) on or about
________________, 1996. There is no current public trading market for the Dividend Shares, Subscription
Rights or Subscription Stock and none is expected to develop, if at all, until after agreement to a Business
Combination.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  IN
REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER
THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON
PAGE 8 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          	      Maximum Price  	  Underwriting Discounts 		  Proceeds
          	      to Public (1)  		  and Commissions    	 	    to Sheffield

Per Share           $0.00             	-0-         			        $0.00

Per Exercise
of Subscription
Right               $2.50 (2)    	     -0-                    $5,000,000

Total                                        					            $5,000,000

(1) No consideration will be paid by First Agate stockholders in connection with the distribution of the Dividend Shares and the Subscription
     Rights.

(2) Based upon the maximum exercise price of $2.50 per share underlying the Subscription Rights.


------------------------


The date of this Prospectus is __________, 1996.

SHEFFIELD HAS MADE APPLICATION TO REGISTER THE
DISTRIBUTION OF THE DIVIDEND SHARES, SUBSCRIPTION RIGHTS,
AND SUBSCRIPTION STOCK IN THE STATES OF
 ______________________________ AND IS RELYING UPON
SELF-EXECUTING EXEMPTIONS IN THE STATES OF ALASKA,
ALABAMA, ARIZONA,ARKANSAS, CONNECTICUT, FLORIDA, GEORGIA,
ILLINOIS, KANSAS, KENTUCKY,LOUISIANA, MARYLAND,
MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI,
NEVADA, NEW JERSEY, NEW MEXICO, NORTH CAROLINA, OKLAHOMA,
OREGON,SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, AND
TEXAS (EACH OF THE FOREGOING STATES, HEREINAFTER
COLLECTIVELY REFERRED TO AS THE "INITIAL DISTRIBUTION
STATES").  IN ORDER TO RECEIVE DIVIDEND SHARES AND
SUBSCRIPTION RIGHTS IN THE DISTRIBUTION, STOCKHOLDERS
MUST BE RESIDENTS OF THE INITIAL DISTRIBUTION STATES.
PERSONS WHO ARE NOT RESIDENTS OF THE INITIAL DISTRIBUTION
STATES WILL NOT RECEIVE DIVIDEND SHARES OR
SUBSCRIPTION RIGHTS UNTIL DISTRIBUTION TO SUCH PERSONS
CAN BE MADE IN COMPLIANCE WITH STATE SECURITIES LAWS
APPLICABLE TO SUCH PERSONS (SEE "RISK FACTORS-LIMITED
STATE REGISTRATION; RESTRICTED RESALES OF THE
SECURITIES.")  AS INDICATED ABOVE, THE COMPANY'S OFFERING
IS SUBJECT TO THE PROVISIONS OF RULE 419.  WHILE HELD IN
THE ESCROW ACCOUNT, RULE 15G-8 UNDER THE SECURITIES
EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO
SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY
INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES).
THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY
ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY
ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "RISK
FACTORS" AND "PROHIBITIONS AGAINST SALE OF SECURITIES
BEFORE RELEASE FROM ESCROW.") PURCHASERS OF SUBSCRIPTION
STOCK IN ANY SECONDARY TRADING MARKET WHICH MAY DEVELOP
AFTER A BUSINESS COMBINATION HAS BEEN CONSUMMATED AND THE
SUBSCRIPTION STOCK RELEASED FROM ESCROW MUST BE RESIDENTS
OF THE INITIAL DISTRIBUTION STATES.


AVAILABLE INFORMATION

      Sheffield has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding Sheffield and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

      After the Distribution, Sheffield will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511.
Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

      Sheffield intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                           SUMMARY

      The following is a summary of certain information contained elsewhere in this Prospectus and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms not defined in this Summary are defined elsewhere in this Prospectus.

DISTRIBUTING COMPANY 	     First Agate Capital Corporation, a Delaware
                      	  		corporation ("First Agate").

DISTRIBUTED COMPANY 	      Sheffield Acquisitions, Inc. ("Sheffield"),
                        			formed on September 25, 1996 to serve as a
                        			vehicle to seek and effect a merger,
                        			exchange of capital stock, asset acquisition
                        			or other business combination (a "Business
                        			Combination") with an operating business (a
                        			"Target Business").  Pierce Mill Associates,
                        			Inc. ("Pierce Mill") owns 4,500,000 shares
                        			(90%) of the outstanding Sheffield Common
                        			Stock.  The officers and directors of Pierce
                        			Mill are the officers and directors of
                        			Sheffield, and will be principally
                        			responsible for seeking, evaluating and
 		                        consummating a Business Combination with a
                        			Target Company.  First Agate purchased the
                        			Dividend Shares and is participating in the
                        			Distribution in order to provide First Agate
                        			shareholders with the opportunity to
                        			participate in ownership of such Target
                        			Business.

BUSINESS PURPOSE OF
SHEFFIELD               		 Sheffield was established to acquire a
                        			Target Business primarily located in the
                        			United States, but its efforts will not be
                        			limited to a particular industry.  In
                        			seeking a Target Business, Sheffield may
                        			consider, without limitation, businesses
                        			which (i) offer or provide services or
                        			develop, manufacture or distribute goods in
                        			the United States or abroad, (ii) engage in
                        			wholesale or retail distribution, or (iii)
                        			engage in the financial services or similar
                        			industries.  Sheffield has not entered into
                        			any negotiations with any entity or
                        			representatives of any entity regarding a
                        			Business Combination.  Sheffield may, under
                        			certain circumstances, seek to effect
                        			Business Combinations with more than one
                        			Target Business.

PRINCIPAL STOCKHOLDERS 	   After the Distribution, First Agate
                        			stockholders will own 500,000 shares of
                        			Sheffield Common Stock (10% of the then
                        			outstanding Sheffield Common Stock), and
                        			1,000,000 Subscription Rights to purchase an
                        			additional 2,000,000 shares of Subscription
                        			Stock.  Pierce Mill will own 4,500,000
                        			shares of Sheffield Common Stock (90% of the
                        			then outstanding Sheffield Common Stock).

SECURITIES TO BE
DISTRIBUTED             		 First Agate will distribute to its shareholders up
	                        		to 500,000 Dividend Shares and up to
            		            	1,000,000 Subscription Rights.  Each
                     	   		Subscription Right entitles the holder
                        			thereof to purchase two (2) shares of Common
                        			Stock for a purchase price to be established
                        			by Sheffield's Board of Directors ("Board of
                        			Directors"), such price to be not more than
                        			$2.50 per share (the "Subscription Price").
                        			Sheffield will effect the Distribution of
                        			the Dividend Shares and Subscription Rights
                        			on the Distribution Date by delivering the
                        			Dividend Shares, Subscription Rights and
                        			subscription forms ("Subscription Forms") to
		                         Comprehensive Capital, Inc., Westbury, New
                        			York, as the distribution agent (the
		                         "Distribution Agent"), for distribution to
                        			stockholders of First Agate as described
		                         herein.

				                       The Distribution Agent will provide each First
		                         Agate stockholder with a copy of this
		                         Prospectus and notice of the number of
		                         Dividend Shares and Subscription Rights each
		                         is entitled to receive but no certificates
		                         will be issued or distributed with respect
		                         to the Dividend Shares or Subscription
		                         Rights at that time.  All the Dividend
		                         Shares and Subscription Rights will be held
		                         in escrow by the Distribution Agent until
		                         distributed as provided herein.SEE "Escrow
		                         of Dividend Shares and Subscription Rights."


                  			      No stockholder of First Agate will be required to
		                         pay any cash or other consideration for the
		                         Dividend Shares or Subscription Rights
		                         received in the Distribution or to surrender
		                         or exchange shares of First Agate common
		                         stock or to take any other action in order
		                         to receive the Dividend Shares and
		                         Subscription Rights.  The Distribution will
		                         not affect the number of, or the rights
		                         attaching to, outstanding shares of First
		                         Agate common stock.  No vote of First Agate
		                         stockholders is required.

DISTRIBUTION CONDUCTED
IN COMPLIANCE
WITH RULE 419           		The Distribution of the Dividend Shares and
		                        Subscription Rights is being conducted in
		                        compliance with Rule 419.  Holders of the
		                        Dividend Shares and Subscription Rights have
		                        certain rights and will receive the
		                        substantive protection provided by the Rule.
		                         To that end, the Dividend Shares and the
		                        Subscription Stock (hereinafter, the
		                        "Escrowed Securities") will all be deposited
		                        into an escrow account until an acquisition
		                        which meets specific criteria is completed.
		                        The funds received upon exercise of
		                        Subscription Rights will also be deposited
		                        in an escrow account ("Escrowed Funds").
		                        Before the Escrowed Securities can be
		                        released to the holders thereof or the
		                        Escrowed Funds can be released to Sheffield,
		                        Sheffield is required to update its
		                        registration statement with a Post-Effective
		                        Amendment.  Within five days from the
		                        effective date of the Post-Effective
		                        Amendment, Sheffield is required to furnish
		                        Sheffield stockholders the prospectus
		                        contained in the post-effective amendment
		                        which prospectus will contain the terms
		                        regarding the exercise of the Subscription
 		                       Rights, the Subscription Price and
 		                       information regarding the proposed
 		                       acquisition candidate and its business,
 		                       including audited financial statements.

                  			    In accordance with Rule 419, Sheffield
		                        stockholders will have no fewer than 20 and
		                        no more than 45 business days from the
		                        effective date of the Post-Effective
		                        Amendment to decide to exercise their
		                        Subscription Rights upon the terms set forth
		                        in the Post-Effective Amendment or, in the
		                        case of exercise of Subscription Rights
		                        prior to the effective date of the Post-
		                        Effective Amendment, to ratify or cancel
		                        such exercise.  The exercise period of the
		                        Subscription Rights will automatically
		                        expire within such time frame.  If Sheffield
		                        does not complete an acquisition which meets
		                        the specified criteria, none of the Escrowed
		                        Securities will be issued and the Escrowed
		                        Funds, if any, will be returned to
		                        subscribers. SEE "Investors' Rights and
		                        Substantive Protection under Rule 419" and
		                        "The Distribution."

DISTRIBUTION RATIO        One share of Sheffield Common Stock and two
		                        Subscription Rights for every one share of First Agate common stock.

DISTRIBUTION AGENT      	 Comprehensive Capital, Inc., 1600 Stewart Avenue,
		                        Suite 704, Westbury, New York 11590,
		                        telephone 516/832-8600, and telecopy
		                        516/832-8648. The Distribution Agent is a member firm of the National Association of Securities Dealers, Inc. and meets the definitional requirements of Rule 419(b)(1)(i)(B) relating to the deposit of securities and proceeds in escrow or trust account.

FEDERAL INCOME TAX
CONSEQUENCES    		        The receipt of Dividend Shares and Subscription
		                        Rights is expected to be taxable to First
		                        Agate stockholders for federal income tax
		                        purposes.  The income tax considerations
		                        applicable to the Distribution are discussed
		                        under "Federal Income Tax Consequences of
		                        the Distribution."

DETERMINATION TO DELAY OR
CANCEL DISTRIBUTION OF
SUBSCRIPTION RIGHTS	      In the event that the Board of Directors should
		                        determine that it is not to the benefit of
		                        Sheffield and its stockholders to distribute
		                        any or all of the Subscription Rights, the
		                        Board of Directors may (i) cancel all or any
		                        part of the Subscription Rights or (ii)
		                        delay distribution of all or any of the
		                        Subscription Rights until some time or times
		                        following the completion of a Business
		                        Combination.  Reasons for such a
		                        cancellation or delay may be the desire to
		                        avoid any depressive effect on the price of
		                        the Dividend Shares from the exercise price
		                        of outstanding Subscription Rights, the
		                        preference of the Target Business (which may
		                        not desire any capital infusion) or other
		                        valid business reasons.  In the event of a
		                        determination of the Board of Directors to
		                        cancel any Subscription Rights, Sheffield
		                        will promptly file a Post-Effective
                       			Amendment deregistering the Subscription
		                        Stock underlying the Subscription Rights.

COMMENCEMENT OF
SUBSCRIPTION RIGHTS 	     If the Board of Directors determines that sale of
		                        the Subscription Stock pursuant to the
		                        exercise of Subscription Rights is desirable
		                        or in the interest of Sheffield and its
		                        stockholders, it will notify the holders of
		                        the Subscription Rights of that decision,
		                        the reasons therefor, and the exercise price
		                        of the Subscription Rights.  A decision to
		                        allow the exercise of the Subscription
		                        Rights may precede or follow an agreement
		                        for a Business Combination.  Regardless of
		                        when the Subscription Rights become
		                        exercisable, the proceeds from such exercise
 		                       will be deposited in escrow with the
		                        Distribution Agent and will be released from
		                        escrow only in compliance with the
		                        provisions of Rule 419.  SEE "Investors'
		                        Rights and Substantive Protections under
		                        Rule 419".

                  			     The Subscription Period for the exercise of the
		                        Subscription Rights or, in the case of any
		                        earlier exercise, the ratification or
		                        cancellation of such exercise will commence
		                        on the eighth business day after the
		                        effective date of the Post-Effective
		                        Amendment (the "Commencement Date") and will
		                        end 20 days thereafter.  The Subscription
		                        Rights and the Over-Subscription Privilege
		                        (as described below) will expire on the
		                        Expiration Date and may not be exercised
		                        after that date, unless extended by the
		                        Board of Directors.  All Subscription Forms
		                        must be received by the Distribution Agent
		                        no later than the Expiration Date, unless
		                        Subscription is effected through a notice of
                        		guaranteed delivery (as described below).

ESCROW OF SUBSCRIPTION
PROCEEDS UPON EXERCISE
OF RIGHTS               		Upon receipt of the Subscription Price, the
		                        net proceeds from the exercise of the
	                       		Subscription Rights will be placed in an
		                        escrow account (the "Escrowed Proceeds")
		                        maintained by the Distribution Agent, as
		                        escrow agent, subject to release to
		                        Sheffield following the Effective Date of
	            		           the Post-Effective Amendment upon written
		                        notification by Sheffield that certain
 		                       established conditions have been satisfied
 		                       and the Business Combination is to be
 		                       consummated or has been consummated.  If
 		                       such notification does not occur within 120
 		                       days after the Expiration Date of the
		                        Subscription Period (as defined below) the
 		                       Escrowed Proceeds will be returned in full
 		                       to each subscribing stockholder within five
 		                       (5) business days by first class mail or
 		                       other equally prompt means.

ESCROW OF DIVIDEND SHARES
AND SUBSCRIPTION RIGHTS
                      				Upon the effective date of the Registration
		                        Statement of which this Prospectus is a
		                        part, the Dividend Shares, Subscription
		                        Rights and Subscription Forms will be placed
		                        in escrow with the Distribution Agent.  The
		                        Dividend Shares and Subscription Rights will
		                        not be transferable except as provided by
		                        Rule 419.  The Subscription Rights may be
		                        exercised at such time or times as
		                        determined by the Board of Directors of
		                        Sheffield at which time the Distribution
		                        Agent will distribute the Subscription
		                        Rights and Subscription Forms to the
                       			stockholders.  All proceeds from any
 		                       exercise of the Subscription Rights and all
		                        Subscription Stock will be held in escrow
		                        until the Effective Date of the Post-
		                        Effective Amendment and compliance with the
		                        provisions of Rule 419 pertaining to the
		                        release of the Escrowed Securities and
		                        Escrowed Funds.

RELATIONSHIP BETWEEN
FIRST AGATE AND SHEFFIELD
AFTER THE
DISTRIBUTION  		          It is expected that First Agate will have no
		                        stock ownership in Sheffield after the
		                        Distribution.  In the event that any of the
		                        Dividend Shares are not distributed to First
		                        Agate stockholders because of regulatory or
		                        other reasons, First Agate will hold such
		                        Dividend Shares and will be treated, in all
		                        respects, as a stockholder of Sheffield
		                        until such Dividend Shares are distributed,
		                        if such occurs.  It is not expected that
		                        such ownership will be material in amount,
		                        or will be material to First Agate.

PRINCIPAL
STOCKHOLDERS  		          After the Distribution, First Agate
		                        stockholders will own 500,000 shares of
		                        Sheffield Common Stock (10%) and 1,000,000
                       			Subscription Rights to purchase 2,000,000
 		                       shares of Subscription Stock.  Pierce Mill
		                        currently owns 4,500,000 shares of Sheffield
		                        Common Stock and after the Distribution will
		                        own 4,500,000 shares of Sheffield Common
		                        Stock.

RISK FACTORS             	The Dividend Shares and Subscription Rights
		                        distributed hereby involve a high degree of
		                        risk.  There is currently no public market
		                        for the Dividend Shares, Subscription
		                        Rights, or Sheffield Common Stock and no
		                        public market is expected to develop until
		                        such time, if ever, that a Business
		                        Combination is agreed to.  There can be no
		                        assurance that a public market will develop
		                        or continue for any sustained period of time
	            		           after agreement to or completion of a
		                        Business Combination.  Other risk factors
		                        include but are not limited to:  Sheffield's
		                        lack of operating history and limited
		                        resources and intense competition in
		                        selecting a Target Business and effecting a
		                        Business Combination.  SEE "Risk Factors"
		                        and "Use of Proceeds".

REPORTING OBLIGATIONS   	 After the Distribution, Sheffield will be
		                        subject to the informational requirements of
		                        the Securities Exchange Act of 1934
		                        ("Exchange Act") and in accordance therewith
		                        will file reports and other information with
		                        the Commission.  Reports, proxy statements
		                        and other information filed by Sheffield can
		                        be inspected and copied on the Commission's
		                        home page on the World Wide Web at
		                        http://www.sec.gov or at the public
		                        reference facilities of the Commission,
		                        Judiciary Plaza, 450 Fifth Street, N.W.,
		                        Washington, D.C. 20549 as well as the
		                        following regional offices:  7 World Trade
		                        Center, Suite 1300, New York, New York; and
		                        Citicorp Center, 500 West Madison Street,
		                        Suite 1400, Chicago, Illinois 60661-2511.
		                        Copies can be obtained by mail at prescribed
		                       rates by request made to the Commission's
		                        Public Reference Section, Judiciary Plaza,
	            		           450 Fifth Street, N.W., Washington, d.C.
		                        20549.

                   SUMMARY FINANCIAL INFORMATION

      The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                                October 31, 1996 (1)
                                          --------------------------------
Balance Sheet Data:
      Working capital (2)                       $ 5,000
      Total assets                              $ 5,000
      Total liabilities                         $  -0-
      Stockholders' equity                      $ 5,000

(1) The effect of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment.

(2) Gives effect to the purchase by Pierce Mill Associates, Inc. of 4,500,000 shares of Sheffield Common Stock for $4,500 in cash on October 29, 1996, and the purchase by First Agate of 500,000 shares of Sheffield Common Stock for $500 in cash on October 29, 1996.

                    INVESTORS' RIGHTS AND SUBSTANTIVE
                        PROTECTION UNDER RULE 419

DEPOSIT OF SECURITIES AND SUBSCRIPTION PROCEEDS INTO ESCROW

      Rule 419 of the General Rules and Regulations of the Commission requires that the net proceeds received upon the exercise of Subscription Rights (the "Escrowed Funds") and all Dividend Shares and Subscription Stock (collectively, the "Escrowed Securities") be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the Escrowed Securities will be released to the shareholders and the Escrowed Funds released to Sheffield only after Sheffield has met the following three basic conditions.

      First, Sheffield must execute an agreement for an acquisition meeting certain prescribed criteria. Second, Sheffield must file a Post-Effective Amendment which includes the terms upon which Subscription Rights may be exercised and contains certain conditions prescribed by Rule 419. The Post-Effective Amendment must also contain information regarding the acquisition candidate, its business, and audited financial statements. Third, Sheffield must conduct the Subscription Period and satisfy all of the prescribed conditions, including the condition that a minimum amount of proceeds raised be used to complete the acquisition. After Sheffield submits a signed representation to the Distribution Agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Distribution Agent can release the Escrowed Funds and Escrowed Securities.

      Accordingly, Sheffield has entered into an escrow agreement with the Distribution Agent which provides that:

      (1) The net proceeds from the exercise of Subscription Rights are to be deposited into an escrow account maintained by the Distribution Agent upon receipt. The Escrowed Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the stockholders and can only be invested as provided by Rule 419(b)(2) of the General Rules and Regulations of the Securities and Exchange Commission as then in effect.

      (2) The Dividend Shares and Subscription Stock, and any shares issued with respect to stock splits, stock dividends or similar rights in connection therewith are to be deposited directly into the escrow account promptly upon issuance. The identities of the stockholders are to be included on the stock certificates and Subscription Forms evidencing the Escrowed Securities. The Escrowed Securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the stockholders who retain the voting rights, if any, with respect to the Escrowed Securities held in their names. The Escrowed Securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

      (3) The Subscription Rights held in the escrow account may be exercised in accordance with their terms upon action by the Board of Directors. Upon notification by Sheffield that the Board of Directors has duly authorized the exercise of the Subscription Rights, accompanied by a certified copy of such resolution, the Distribution Agent shall distribute the Subscription Rights and Subscription Forms to the stockholders; provided, that the Subscription Stock received upon exercise of the Subscription Rights together with any cash paid in connection with the exercise are to be promptly deposited into the escrow account.

PRESCRIBED ACQUISITION CRITERIA

      Rule 419 requires that before the Escrowed Funds and the Subscription Stock can be released from escrow, Sheffield must, among other actions, first execute an agreement to acquire a Target Business meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum proceeds to be received from the exercise of the Subscription Rights.

POST-EFFECTIVE AMENDMENT

      Once the agreement governing the acquisition of a Target Business meeting the above criteria has been executed, Rule 419 requires Sheffield to update its registration statement with a Post-Effective Amendment. The Post-Effective Amendment must contain information about: (i) the proposed acquisition candidate and its business, including audited financial statements; and (ii) the terms upon which Subscription Rights can be exercised including the Subscription Price which cannot exceed $2.50 per share of Subscription Stock, and the use of the funds disbursed from the escrow account.

SUBSCRIPTION PERIOD

      The Subscription Period will commence after the effective date of the Post-Effective Amendment. In accordance with Rule 419, the terms of the Subscription Period must include the following conditions:

      (1) Each stockholder will have no fewer than 20 and no more than 45 business days from the effective date of the Post-Effective Amendment to notify Sheffield in writing that the stockholder elects to exercise the Subscription Rights or in the case of exercise of Subscription Rights prior to the Effective Date of the Post-Effective Amendment to ratify or cancel such exercise and, in the event that all of such Subscription Rights are being exercised or ratified by the stockholder, whether such stockholder elects to exercise the Over-Subscription Privilege (defined below).

      (2) If Sheffield does not receive written notification from any stockholder within 45 business days following the effective date of the Post-Effective Amendment, such stockholder's right to exercise the Subscription Right or to elect to subscribe to the Over-Subscription Privilege shall terminate.

      (3) The proposed Business Combination will be consummated only if stockholders subscribe for 80% of the maximum proceeds to be received from the exercise of Subscription Rights.

      (4) If the acquisition is not consummated within six months from the date of the Post-Effective Amendment, the Escrowed Funds held in the escrow account, if any, shall be returned to all stockholders on a pro rata basis within five business days by first class mail or other equally prompt means and none of the remaining Escrowed Shares shall be released from the Escrow Account.

RELEASE OF ESCROWED SECURITIES AND ESCROWED FUNDS

      The Escrowed Securities and Escrowed Funds may be released from escrow and delivered to Sheffield and the stockholders, respectively, after:

      (1) The Distribution Agent has received a signed representation from Sheffield and any other evidence acceptable by the Distribution Agent that:

            (a) Sheffield has executed an agreement for a Business Combination for which the fair value of the business represents at least 80% of the maximum proceeds to be received from the exercise of Subscription Rights and has filed the required Post-Effective Amendment;

            (b) The Post-Effective Amendment has been declared effective and that the Subscription Period has been completed.
      (2) The acquisition of the business with a fair value of at least 80% of the maximum proceeds to be received from the exercise of the Subscription Rights is consummated.

                                   SHEFFIELD ACQUISITIONS, INC.

ORGANIZATION AND BACKGROUND OF SHEFFIELD ACQUISITIONS, INC.

      Sheffield Acquisitions, Inc. ("Sheffield") was incorporated under the laws of the State of Delaware on September 25, 1996 to seek a Business Combination with a Target Business. The purchase of Dividend Shares and Subscription Rights by First Agate, and the Distribution, is intended to provide stockholders of First Agate with an opportunity to participate and benefit from such a Business Combination through ownership of the Dividend Shares and possible exercise of the Subscription Rights. In connection with the organization of Sheffield, Pierce Mill has been issued 4,500,000 Shares at a purchase price of $.001 per Share. On October 31, 1996, First Agate was issued 500,000 Shares at a price of $.001 per Share.
 SEE "Manner of Effecting the Distribution". Following the Distribution, Sheffield will be a public company whose shares will be owned by over approximately 500 shareholders.

      The Board of Directors and officers of Sheffield are the board of directors and officers of Pierce Mill, and will be principally responsible for seeking, evaluating and consummating any Business Combination. First Agate stockholders are not obligated to make any payments in exchange for the Dividend Shares or Subscription Rights to be received and distributed in the Distribution, nor are they obligated in the future to make any payments under the Subscription Rights or otherwise, unless they elect to exercise the Subscription Rights distributed to them.

BUSINESS OBJECTIVE

      Sheffield may utilize the proceeds from the exercise of the Subscription Rights, if any, and bank borrowings or a combination thereof, if necessary, in effecting a Business Combination. SEE "Use of Proceeds". Sheffield may also seek to effect a Business Combination without investment of funds by Sheffield through the issuance of stock as consideration for the Target Business. Sheffield will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Sheffield will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, (ii) engage in wholesale or retail distribution or, (iii) engage in the financial services or similar industries. Sheffield has not had any negotiations with representatives of any entity regarding a Business Combination. Sheffield may, under certain circumstances, seek to effect Business Combinations with more than one Target Business.

BUSINESS EXPERIENCE OF PRINCIPALS

      The executive officers and directors of Sheffield have business experience which has provided them with skills which Sheffield believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination. SEE "Management". Sheffield may, from time to time, retain other persons or representatives to assist in locating or evaluating a Target Business or potential Business Combinations.

LIMITED OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL
OF A BUSINESS COMBINATION

      The stockholders of Sheffield will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Sheffield in connection with selecting a potential Target Business until after Sheffield has entered into a definitive agreement to effectuate a Business Combination or until after a Business Combination is consummated. As a result, stockholders of Sheffield will be dependent on the judgment of Management in connection with the selection of a Target Business and the terms of any Business Combination.

      Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Sheffield Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

      Even if stockholders of Sheffield are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Sheffield is to be the surviving corporation unless the Certificate of Incorporation of Sheffield is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

OFFICES

      Sheffield's principal executive offices are located at 1504 R Street, N.W., Washington, D.C. 20009 and its telephone number is 202/387-1782.

                             RISK FACTORS

NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF
REVENUES

      Sheffield, organized on September 25, 1996, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Sheffield has no operating history and, accordingly, there is only a limited basis upon which to evaluate Sheffield's prospects for achieving its intended business objectives. To date, Sheffield's efforts have been limited to organizational activities and the preparation of this Prospectus. Sheffield has limited resources and has had no revenues to date. In addition, Sheffield will not achieve any revenues until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of Sheffield's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. SEE "Proposed Business."

UNSPECIFIED BUSINESS

      Stockholders of Sheffield will not have an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. As a result, investors will be dependent on the judgment of Management in connection with the selection of a Target Business. There can be no assurance that determinations ultimately made by Sheffield will permit Sheffield to achieve its business objectives. SEE "Use of Proceeds" and "Proposed Business."
SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS
COMBINATION

      While a prospective Target Business may deem a Business Combination with Sheffield desirable for various reasons, a Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense and possible loss of voting control. Nonetheless, there can be no assurance that there will be an active trading market for Sheffield's securities following the agreement to a Business Combination or, if a market does develop, as to the market price for Sheffield's securities.

AUTHORIZATION OF ADDITIONAL SECURITIES

        Sheffield has no current plans for issuing or distributing additional Dividend Shares, Subscription Rights or other securities after the Distribution, except as may be issued in connection with a Business Combination. The issuance of such additional securities when approved by the Board of Directors is not limited and such issuance, including in any private placement may be considered or approved by Sheffield in the future as being necessary or desirable in connection with seeking, implementing or as a result of a Business Combination, raising proceeds to fund Sheffield's operations, to attract or retain employees or advisors or for other reasons not now known or contemplated. The issuance of any additional securities may reduce or dilute the ownership interests of the Dividend Shares or Subscription Stock.

LEVERAGE

        Sheffield may use borrowings or other debt financing to accomplish its business purposes. In addition, a Target Business may be highly leveraged, or consummation of a Business Combination may require the use of leverage. A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, is generally profitable only if the Company generates enough revenues to cover the related debt and expenses. This practice could increase Sheffield's exposure to large losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a Business Combination may reduce the ability of Sheffield to incur additional debt, make other acquisitions, or declare dividends, and may subject Sheffield's operations to strict financial controls and significant interest expense. It may be expected that Sheffield will have few, if any, opportunities to utilize leverage in an acquisition. Even if Sheffield is able to identify a business where leverage may be used, there is no assurance that financing will be available on terms acceptable to Sheffield.

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

      The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. In such cases, Sheffield may issue stock as consideration for the Target Business and, in such event, the Subscription Rights may not be exercisable at all, or may be exercisable only after the Business Combination is consummated and described in a Post-Effective Amendment. Sheffield may also form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to the stockholders of Sheffield. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to stockholders or, if it did, the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of Sheffield, the Target Business or stockholders. SEE "Proposed Business."

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

      While Sheffield will target industries located in the United States, Sheffield has not selected any particular industry or Target Business in which to concentrate its Business Combination efforts. None of Sheffield's directors or its executive officers have had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Sheffield effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Sheffield will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Sheffield effects a Business Combination with an entity in an industry characterized by a high level of risk, Sheffield will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although Management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that it will properly ascertain or assess all such risks. SEE "Proposed Business."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

      As a result of its limited resources, Sheffield, in all likelihood, may have the ability to effect only a single Business Combination. Accordingly, the prospects for Sheffield's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Sheffield will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Sheffield's probable lack of diversification may subject Sheffield to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Sheffield may operate subsequent to a Business Combination. The prospects for Sheffield's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Sheffield, there can be no assurance that the Target Business will prove to be commercially viable. Sheffield has no present intention of purchasing or acquiring a minority interest in any Target Business. SEE "Use of Proceeds" and "Proposed Business."

DEPENDENCE UPON BOARD OF DIRECTORS

      The ability of Sheffield to successfully effect a Business Combination will be largely dependent upon the efforts of its executive officers and the Board of Directors. Notwithstanding the significance of such persons, Sheffield has not entered into employment agreements or other understandings with any such personnel concerning compensation or obtained any "key man" life insurance on their respective lives. The loss of the services of such key personnel could have a material adverse effect on Sheffield's ability to successfully achieve its business objectives.
 None of Sheffield's key personnel are required to commit even a substantial amount of their time to the affairs of Sheffield and, accordingly, such personnel may have conflicts of interests in allocating management time among various business activities. However, each officer and director of Sheffield will devote such time as such officer deems reasonably necessary to carry out the business and affairs of Sheffield, including the evaluation of potential Target Businesses and the negotiation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of Sheffield may vary significantly, depending upon, among other things, whether Sheffield has identified a Target Business or is engaged in active negotiation of a Business Combination. Sheffield will rely upon the expertise of such executive officers, and the Board of Directors does not anticipate that it will hire additional personnel. However, if additional personnel were required, there can be no assurance that Sheffield would be able to retain such necessary additional personnel. SEE "Proposed Business" and "Conflicts of Interest."

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

      While Management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Sheffield's assessment of such management will prove to be correct. It is unlikely that any of Sheffield's directors or officers will remain associated with Sheffield following a Business Combination, and, if any do so, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Sheffield subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Sheffield. Sheffield may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Sheffield will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of Sheffield will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. SEE "Proposed Business" and "Management."

USE OF CONSULTANTS, FINDERS AND ADVISORS

      While it is not presently anticipated that Sheffield will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if Management deems it in the best interest of Sheffield. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of Sheffield), or any combination of these or other compensation arrangements. SEE "Use of Proceeds," and "Proposed Business".

      In connection with its investigation of a possible business and in order to supplement the business experience of management, Sheffield may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged by Sheffield on an independent basis without a continuing fiduciary or other obligation to Sheffield. Sheffield has no arrangement or understanding to employ any of its officers or directors as outside advisors. SEE "Proposed Business."

CONFLICTS OF INTEREST

      Certain of the persons associated with Sheffield may be affiliated with, or may in the future become affiliated with, entities engaged in business activities similar to those intended to be conducted by Sheffield. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of Sheffield's directors and its executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of Sheffield. SEE "Management."

COMPETITION

      Sheffield expects to encounter intense competition from other entities having business objectives similar to those of Sheffield. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Sheffield and there can be no assurance that Sheffield will have the ability to compete successfully. Sheffield's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Sheffield to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit Sheffield to achieve its stated business objectives. SEE "Proposed Business."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

      In the event that Sheffield succeeds in effecting a Business Combination, Sheffield will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, Sheffield will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. SEE "Proposed Business."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET BUSINESS

      There currently are no limitations on Sheffield's ability to borrow or otherwise raise funds to increase the amount of capital available to Sheffield to effect a Business Combination. However, Sheffield's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by Sheffield will depend on numerous considerations, including Sheffield's capital requirements, Sheffield's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought would be available on terms deemed to be commercially acceptable by and in the best interests of Sheffield. The inability of Sheffield to borrow funds required to effect or facilitate a Business Combination or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Sheffield's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject Sheffield to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, all the risks inherent thereto. SEE "Use of Proceeds" and "Proposed Business."

DETERMINATION OF TERMS OF THE DISTRIBUTION

      The terms of the Distribution, including the price to be paid for Subscription Stock and the terms of the Subscription Rights, were determined by the Board of Directors of Sheffield. Such terms were based upon several factors, including the number of First Agate stockholders, the absence of a Sheffield operating business, the small amount of capital available for Sheffield's operations, and the experience of Management. The terms of the Distribution should not be considered indicative of the value of the Dividend Shares after the Distribution or after the consummation of any Business Combination.

INVESTMENT COMPANY ACT CONSIDERATIONS

      The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be within the definitional scope of certain provisions of the Investment Company Act. Sheffield believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject Sheffield to regulation under the Investment Company Act. Nevertheless, there can be no assurance that Sheffield will not be deemed to be an investment company, particularly during the period prior to a Business Combination. If Sheffield is deemed to be an investment company, Sheffield may become subject to certain restrictions relating to Sheffield's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of Sheffield as an investment company, the failure by Sheffield to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on Sheffield.

DIVIDENDS UNLIKELY

      Sheffield does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon Sheffield's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of Sheffield's then Board of Directors. Sheffield presently intends to retain all earnings, if any, for use in Sheffield's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. SEE "Description of Securities-Dividends."

CONTROL BY PRESENT STOCKHOLDERS

      Upon consummation of this Distribution, First Agate stockholders will own approximately 10% of the issued and outstanding Sheffield Common Stock and Pierce Mill will own approximately 90% of the issued and outstanding Sheffield Common Stock. Accordingly, Pierce Mill will be in a position to elect all of Sheffield's directors, approve amendments to Sheffield's Certificate of Incorporation, and otherwise direct the affairs of Sheffield. SEE "Stockholders," and "Description of Securities."

RESTRICTED RESALES OF THE SECURITIES UNDER STATE
SECURITIES OR "BLUE SKY" LAWS

      Sheffield will attempt to register or obtain an exemption from registration for the Distribution of the Dividend Shares, Subscription Rights and the Subscription Stock in certain states. There can be no assurance as to which or in how many states the Distribution will be permitted. The sale of Dividend Shares and Subscription Rights in the secondary trading market also is limited by many state securities or "blue sky" laws or regulations. In addition, the Dividend Shares and Subscription Rights will be held in escrow and will not be transferrable until such time as a Business Combination is agreed to. Based upon current "blue sky" or state securities laws and regulations of which Sheffield is aware, it is anticipated that Sheffield's securities will be immediately eligible for resale in the secondary market upon release from escrow in each of the states in which the offering is registered or exempt from registration. Purchasers of Sheffield's securities in any secondary trading market which may develop must be residents of such states. In addition, several additional states currently will permit secondary market sales of these securities, upon release from escrow, (i) if certain financial and other information with respect to Sheffield is published in a recognized securities manual, (ii) after a certain period has elapsed from the date of this Prospectus, or (iii) pursuant to exemptions applicable to certain institutional investors.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND
DIRECTORS

      The Certificate of Incorporation and By-Laws of Sheffield provide that Sheffield shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates its duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Sheffield's Certificate of Incorporation and By-Laws also provide for the indemnification by it of the officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

                          DISTRIBUTION

MANNER OF EFFECTING THE DISTRIBUTION

      Based upon 500,000 shares of common stock of First Agate which are issued and outstanding as of ______________, 1996 (the "Record Date"), First Agate will distribute to its stockholders up to 500,000 Dividend Shares of Sheffield and up to 1,000,000 Subscription Rights entitling the holder of each Subscription Right to subscribe to two additional shares of Subscription Stock at a price to be determined by the Sheffield Board of Directors, but in no event more than $2.50 per share of Subscription Stock (the "Subscription Price"). Each stockholder of First Agate is being issued one Dividend Share and two Subscription Rights for each share of common stock of First Agate owned on the Record Date.

      The Dividend Shares distributed to First Agate shareholders will be fully paid for and nonassessable, and the holders thereof will not be entitled to preemptive rights. Each Subscription Right entitles a stockholder to acquire, at the Subscription Price, two shares of Subscription Stock.

      In addition, any stockholder of Sheffield who fully exercises all Subscription Rights distributed to such stockholder is entitled to subscribe for shares of Subscription Stock which were not otherwise subscribed for by other holders pursuant to the Subscription Rights (the "Over-Subscription Privilege"). Shares of Subscription Stock acquired through such Over-Subscription Privilege are subject to allocation or increase, which is more fully discussed below under "Over-Subscription Privilege."

      First Agate will effect the Distribution of Dividend Shares and Subscription Rights on the Distribution Date by delivering the Dividend Shares, Subscription Rights and Subscription Forms to Comprehensive Capital, Inc., as the Distribution Agent, for distribution to stockholders of First Agate. The Distribution Agent will provide each First Agate stockholder with a copy of this Prospectus and notice of the number of Dividend Shares and Subscription Rights each is entitled to receive but no certificates will be issued or distributed with respect to the Dividend Shares and Subscription Rights at that time. SEE "Escrow of Dividend Shares and Subscription Rights." The actual total number of

Dividend Shares and Subscription Rights to be distributed will depend on the number of shares of First Agate common stock outstanding on the Record Date.

      No stockholder of First Agate will be required to pay any cash or other consideration for the Dividend Shares or Subscription Rights received in the Distribution or to surrender or exchange shares of First Agate common stock or to take any other action in order to receive the Dividend Shares and Subscription Rights. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of First Agate common stock. No vote of First Agate stockholders is required or sought in connection with the Distribution.

COMMENCEMENT OF SUBSCRIPTION PERIOD

      In the event Sheffield identifies a proposed Business Combination which requires the investment of funds by it or otherwise determines that it is in the best interests of Sheffield and its stockholders to allow the exercise of the Subscription Rights, Sheffield will take steps necessary to activate the Subscription Rights. In connection therewith, the Board of Directors will determine a Subscription Price (as described below). If an agreement for a Business Combination has been entered into, Sheffield will file a Post-Effective Amendment to the registration statement of which this Prospectus is a part describing a Target Business, or assets that will constitute the business (or a line of business). SEE "Proposed Business". The Post-Effective Amendment will contain information about the Target Business(es). Within five business days after the determination by the Board of Directors or, in the case of a Business Combination, within five business days after the Effective Date of the Post-Effective Amendment, the Distribution Agent will send by first class mail or other equally prompt means, to each stockholder a copy of the Prospectus contained in the Post-Effective Amendment and any amendment or supplement thereto along with a Subscription Right and Subscription Form.

      The Subscription Period will commence on the eighth business day after the effective date of the Post-Effective Amendment (the "Commencement Date"). The Subscription Period will expire twenty
(20) business days from the Commencement Date (the "Expiration Date"). The Subscription Rights and the Over-Subscription Privilege will expire on the Expiration Date and may not be exercised after that date, unless extended by the Board of Directors. All Subscription Forms must be received by the Distribution Agent no later than the Expiration Date, unless Subscription is effected through a notice of guaranteed delivery, as described herein.

DETERMINATION TO DELAY OR CANCEL DISTRIBUTION OF SUBSCRIPTION RIGHTS

      In the event that the Board of Directors should determine that it is not to the benefit of Sheffield and its stockholders to distribute any or all of the Subscription Rights, the Board of Directors may (i) cancel all or any part of the Subscription Rights or (ii) delay distribution of all or any of the Subscription Rights until some time or times following the completion of a Business Combination. Reasons for such a cancellation or delay may be the desire to avoid any depressive effect on the price of the Dividend Shares from the exercise price of outstanding Subscription Rights, the preference of the Target Business (which may not desire any capital infusion) or other valid business reasons. In the event of a determination of the Board of Directors to cancel Subscription Rights, Sheffield will file promptly a Post-Effective Amendment deregistering the Subscription Stock.

SUBSCRIPTION PRICE

      The Subscription Price per share of the Subscription Stock to which the Subscription Rights relate will be determined by the Board of Directors at the time a Business Combination is described in a Post-Effective Amendment and will not exceed $2.50 per share. Such price will be determined based on several factors, including funds necessary to consummate the Business Combination, expenses of such transaction, operating expenses and working capital needs of Sheffield after consummation of the Business Combination. SEE "Confirmation of Purchase."

DISTRIBUTION AGENT

      The Distribution Agent for Sheffield is Comprehensive Capital, Inc., 1600 Stewart Avenue, Suite 704, Westbury, New York 11590, telephone 516/832-8600, and telecopy 516/832-8648. The Distribution Agent is a member firm of the National Association of Securities Dealers, Inc. and meets the definitional requirements of Rule 419(b)(1)(i)(B) relating to the deposit of securities and proceeds in escrow or trust account.

TRANSFER AGENT

      The transfer agent for Sheffield is Affiliated Stock Transfer Co., 10 Westland Drive, Glen Cove, New York 11542, 516/759-6009.

OVER-SUBSCRIPTION PRIVILEGE

      If some stockholders of Sheffield do not exercise all of the Subscription Rights issued to them, then any Subscription Stock for which Subscriptions have not been received from stockholders will be offered by means of the Over-Subscription Privilege to those stockholders of Sheffield who have exercised all of the Subscription Rights issued to them and who wish to acquire additional shares of Subscription Stock. Stockholders who exercise all of the Subscription Rights issued to them will be asked to indicate on the Subscription Form how many shares of Subscription Stock they wish to acquire through the Over-Subscription Privilege. There is no limit to the number of shares of Subscription Stock that may be requested through the Over-Subscription Privilege. If sufficient shares of Subscription Stock remain in excess of those for which Subscription Rights are exercised, then all requests for additional shares of Subscription Stock will be honored in full.

      All requests to purchase shares of Subscription Stock pursuant to the Over-Subscription Privilege are subject to allocation. To the extent that there are not sufficient shares of Subscription Stock to honor all over-subscriptions, the available shares will be allocated pro rata among those stockholders of Sheffield who over-subscribe based on the number of Subscription Rights originally issued to them by First Agate, so that the number of shares of Subscription Stock issued to stockholders who subscribe through the Over-Subscription Privilege will be generally in proportion to the number of shares of First Agate's common stock owned by them on the Record Date. The percentage of remaining shares each over-subscribing stockholder may acquire may be rounded up or down to result in delivery of whole shares. The allocation process may involve a series of allocations in order to ensure that the total number of shares available for over-subscriptions are distributed on a pro rata basis.

HOW TO SUBSCRIBE

      Stockholders should mail or deliver Subscription Forms and acceptable forms of payment for shares to the Distribution Agent in time to be received by 5:00 p.m. New York City Time on the Expiration Date by one of the following methods at the following address:

      By first class mail, express mail or overnight courier, or by hand to:

            Comprehensive Capital, Inc.
            1600 Stewart Avenue
            Suite 704
            Westbury, New York 11590

DELIVERY TO AN ADDRESS OTHER THAN THE ABOVE WILL NOT CONSTITUTE
DELIVERY FOR PURPOSES OF THE SUBSCRIPTION.

IT IS STRONGLY SUGGESTED THAT STOCKHOLDERS USE A DELIVERY METHOD
WHICH WILL GUARANTEE DELIVERY BY THE EXPIRATION DATE AND WHICH WILL
PROVIDE A RETURN RECEIPT TO THE SENDER. NEITHER THE DISTRIBUTION AGENT NOR SHEFFIELD WILL BE RESPONSIBLE FOR SUBSCRIPTION FORMS OR PAYMENTS
THAT ARE NOT SO DELIVERED.

      Subscription Rights may be exercised by stockholders whose Dividend Shares are held in their own name ("Record Owners") by completing the Subscription Form to be forwarded to each stockholder and delivering it to the Distribution Agent, together with any required payment for the Subscription Stock, as described below under "Payment for the Subscription Stock." Stockholders whose Dividend Shares are held by a nominee must exercise their Subscription Rights by contacting their nominees, who can arrange, on a stockholder's behalf, to guarantee delivery of a properly completed and executed Subscription Form and payment for the Subscription Stock. A fee may be charged for this service. Subscription Forms must be received by the Subscription Agent prior to 5:00 p.m. New York City Time on the Expiration Date unless the Subscription Period is extended. If Subscription is to be effected by means of a Notice of Guaranteed Delivery, then Subscription Forms are due not later than three (3) business days following the Expiration Date, and full payment for the Subscription Stock is due not later than ten (10) business days following the Confirmation Date. SEE "Payment for the Subscription Stock" below.

PAYMENT FOR THE SUBSCRIPTION STOCK

      Stockholders of Sheffield who acquire Subscription Stock pursuant to the Subscription or the Over-Subscription Privilege may choose between the following methods of payment:

      (1) If, prior to 5:00 p.m. New York City Time on the Expiration Date, unless extended, the Distribution Agent has received a Notice of Guaranteed Delivery, by telegram or otherwise, from a Nominee guaranteeing delivery of (a) payment of the full Subscription Price for the Subscription Stock subscribed for pursuant to the Subscription Rights and any additional Subscription Stock subscribed for through the Over-Subscription Privilege and (b) a properly completed and executed Subscription Form, the
subscription will be accepted by the Distribution Agent.   The
Distribution Agent will not honor a Notice of Guaranteed Delivery if a properly completed and executed Subscription Form is not received by the Distribution Agent by the close of business on the third
(3rd) business day after the Expiration Date, unless the Offer is extended, and full payment for the Subscription Stock is not received by it by the close of business on the tenth (10th) business day after the Confirmation Date (as defined below).

      (2) Alternatively, a Record Owner may send payment for the Subscription Stock acquired pursuant to the Subscription, together with the Subscription Form, to the Distribution Agent based on the Subscription Price. To be accepted, such payment, together with the Subscription Form, must be made payable to Sheffield and received by the Distribution Agent prior to 5:00 p.m., New York City Time, on the Expiration Date, unless the Offer is extended. All payments by a stockholder must be made in United States dollars by money order or check and drawn on a bank located in the United States of America.

CONFIRMATION OF PURCHASE

      Within eight business days following the expiration of the Subscription Period (the "Confirmation Date"), a confirmation will be sent by the Distribution Agent to each stockholder of Sheffield (or, if Dividend Shares are held by a Nominee, on the Record Date, to such Nominee) showing: (i) the number of shares of Subscription Stock acquired through the Subscription Rights; (ii) the number of shares of Subscription Stock, if any, acquired through the Over-Subscription Privilege; (iii) the per share and total Subscription Price for the Subscription Stock; and (iv) the amount payable by the stockholder to Sheffield or any excess to be refunded by Sheffield to the stockholder, in each case based on the Subscription Price.

      In the case of any stockholder who exercises a right to acquire Subscription Stock through the Over-Subscription Privilege, any excess payment which would otherwise be refunded to the stockholder will be applied by Sheffield toward payment for Subscription Stock acquired through exercise of the Over-Subscription Privilege. Any further payment required from a stockholder must be received by the Distribution Agent within ten
(10) business days after the Confirmation Date, and any excess payment to be refunded by Sheffield to a stockholder will be mailed by the Distribution Agent to the stockholder within ten (10) business days after the Confirmation Date.

      Issuance and delivery of certificates for the Subscription
Stock subscribed for are subject to collection of checks and actual payment through any notice of Guaranteed Delivery.

      If a stockholder who acquires Subscription Stock through the Subscription or Over-Subscription Privilege does not make payment of all amounts due, Sheffield reserves the right to: (i) apply any payment actually received by it toward the purchase of the greatest number of whole shares of Subscription Stock which could be acquired by such stockholder upon exercise of the Subscription or Over-Subscription Privilege or (ii) exercise any and all other rights or remedies to which it may be entitled.

ESCROW OF PROCEEDS UPON EXERCISE OF SUBSCRIPTION RIGHTS

      Upon Expiration of the Subscription Period, the proceeds to be received by Sheffield therefrom (the "Escrowed Proceeds") will be placed in an escrow account maintained by the Distribution Agent, as escrow agent, subject to release to Sheffield upon written notification by Sheffield that, in the case of a proposed Business Combination, the Escrowed Proceeds represent sufficient funds for the purpose of implementing the consummation of the Business Combination, or where the Business Combination has previously been consummated, that all other conditions for release of funds from Escrow have been satisfied. If a proposed Business Combination is not consummated within 120 days from the effective date of the Expiration Date, the Escrowed Proceeds shall be returned in full by first class mail or equally prompt means to all subscribing stockholders on a pro-rata basis.

ESCROW OF SUBSCRIPTION STOCK AND DIVIDEND SHARES

      Upon exercise of the Subscription Rights, the Subscription Stock will be placed in escrow with the Distribution Agent, as escrow agent, until the earlier of (i) written notification from Sheffield that certain conditions have been satisfied including, where applicable, that a proposed Business Combination is to be consummated, in which case the Subscription Stock will be delivered to the subscribing stockholders of Sheffield, or (ii) the return of the Escrowed Proceeds to the subscribing stockholders of Sheffield, in which case the Subscription Stock will be returned to Sheffield. Subject to compliance with applicable securities laws, any owner of Dividend Shares or Subscription Rights held in escrow may transfer ownership of such Dividend Shares or Subscription Rights to a family member or in the event of the holder's death by will or operation of law, provided that any such transferee must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder.

DELIVERY OF SUBSCRIPTION STOCK UPON RELEASE FROM ESCROW

      Stock certificates for the Subscription Stock will be mailed promptly after full payment for the Subscription Stock subscribed for has cleared, and no later than 30 days after all of the escrow conditions have been fully satisfied.

LISTING AND TRADING OF THE DIVIDEND SHARES AND SUBSCRIPTION STOCK

      No current public trading market for the Dividend Shares or Subscription Stock exists. The extent of the market for the securities and the prices at which the securities may trade after the Distribution cannot be predicted. SEE "Risk Factors-Restricted Resales of the Securities under State Securities 'Blue Sky Laws'".

      Once released from escrow, the Dividend Shares and Subscription Stock distributed to First Agate stockholders will be freely transferable, except for Dividend Shares and Subscription Stock received by persons who may be deemed to be "affiliates" of Sheffield under the Securities Act. Persons who may be deemed to be affiliates of Sheffield after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Sheffield, and includes the directors and principal executive officers of Sheffield as well as any principal stockholder of Sheffield. Persons who are affiliates of Sheffield will be permitted to sell Dividend Shares and Subscription Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exceptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder. It is not expected that Rule 144 will be available for the sale of Dividend Shares and Subscription Stock by affiliates of Sheffield until 90 days after the effectiveness of Sheffield's Registration Statement on Form 8-A registering the Dividend Shares and Subscription Rights under the Securities Exchange Act of 1934 (the "Exchange Act").

RESULTS OF THE DISTRIBUTION

      After the Distribution, Sheffield will be an independent, public company. The number and identity of stockholders of Sheffield immediately after the Distribution will be substantially the same as the number and identity of stockholders of First Agate on the Record Date in addition to Pierce Mill, which will own 90% of the outstanding Sheffield Common Stock. Immediately after the Distribution, Sheffield expects to have approximately 500 holders of record of the Sheffield Common Stock and approximately 5,000,000 shares of Sheffield Common Stock outstanding. The actual number of Dividend Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding shares of First Agate common stock or any rights of First Agate stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      First Agate has not requested nor does it intend to request a ruling from the Internal Revenue Service as to the federal income tax consequence of the Distribution. However, based on the facts of the proposed transaction, it is the opinion of management of First Agate that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. Rather, the transaction is presumed to be a taxable distribution to which Section 301 applies. The amount of the Distribution will be its fair market value and will be taxable as a dividend to the extent of current or accumulated earnings and profits of First Agate. Notwithstanding the presumed taxability of the transaction, Management is of the opinion it will have only minimal impact on the taxable income of any stockholder of First Agate for the reasons set forth below. Since Sheffield is a development stage company and has not commenced operations, it is not expected to have earnings or profits as of the date of the Distribution. Furthermore, because there is no public market for the Dividend Shares or Subscription Rights, the fair market value of the Distribution will probably be minimal on the date of Distribution.

      The discussion is limited to domestic non-corporate stockholders of Sheffield who hold Dividend Shares and Subscription Rights as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1986 Act has increased the maximum effective tax rate on long-term capital gains of individuals for taxable years beginning after December 31, 1987, and has eliminated any preferential tax rate for such long-term capital gains for taxable years beginning after December 31, 1987. The federal income tax consequences to corporate shareholders, foreign shareholders and shareholders having special status under the Code may vary from those set forth below.

      The foregoing sets forth the opinion of Management. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of Management regarding the value of the Dividend Shares and Subscription Rights or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the Dividend Shares and Subscription Rights on the date of Distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the Distribution, the taxation of the transaction to Sheffield and its stockholders would be based on such higher value. In such event, the tax impact would increase significantly and would not be minimal. First Agate would recognize gain to the extent the value placed on the amount of the Distribution exceeded its adjusted basis in the Dividend Shares and Subscription Rights. The stockholders of First Agate would be taxed on the amount so determined for the distribution as a dividend to the extent of any current year or accumulated earnings and profits of First Agate and would recognize gain on the balance of the Distribution to the extent it exceeded their adjusted basis in Dividend Shares and Subscription Rights owned by them.

      The state, local and foreign tax consequences of the Distribution may vary from jurisdiction or jurisdiction.
Accordingly, each Stockholder of Sheffield is advised to consult a personal advisor.

                        PROPOSED BUSINESS

INTRODUCTION

      Sheffield was formed on September 25, 1996 to serve as a vehicle to effect a Business Combination with a Target Business which Sheffield believes has significant growth potential. Sheffield may utilize the proceeds from the exercise of the Subscription Rights, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination. Sheffield may also seek to effect a Business Combination without investment of funds by Sheffield through the issuance of stock as consideration for the Target Business. Sheffield's efforts in identifying a prospective Target Business will be limited to businesses primarily located in the United States. Sheffield has not had any negotiations with representatives of any entity regarding a Business Combination. Sheffield may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS

      Sheffield will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Sheffield will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, (ii) engage in wholesale or retail distribution, or (iii) engage in the financial services or similar industries. None of Sheffield's directors or its executive officers has had any negotiations with any entity or representatives of any entity
regarding a Business Combination.   To the extent that Sheffield
effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Sheffield will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Sheffield effects a Business Combination with an entity in an industry characterized by a high level of risk, Sheffield will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although Management will endeavor to evaluate the risks inherent in a particular Target Business there can be no assurance that it will properly ascertain or assess all such risks.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

      As a result of its limited resources, Sheffield, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for Sheffield's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Sheffield will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Sheffield's probable lack of diversification may subject Sheffield to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Sheffield may operate subsequent to a Business Combination. The prospects for Sheffield's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Sheffield, there can be no assurance that the Target Business will prove to be commercially viable. Sheffield has no present intention of purchasing or acquiring a minority interest in any Target Business.

OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL OF
BUSINESS COMBINATION

      The stockholders of Sheffield will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Sheffield in connection with selecting potential a Target Business until after Sheffield has entered into a definitive agreement to effectuate a Business Combination, or until after a Business Combination is consummated. As a result, stockholders of Sheffield will be almost entirely dependent on the judgment of Management in connection with the selection of a Target Business and the terms of any Business Combination.

      Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to common stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

      Even if investors are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Sheffield is to be the surviving corporation unless the Certificate of Incorporation of Sheffield is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares;
(iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

      Sheffield's Management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Sheffield's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of Sheffield in evaluating certain types of businesses. It is unlikely that any of Sheffield's directors or officers will remain associated with Sheffield following a Business Combination, and if any do, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Sheffield subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Sheffield. Sheffield may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Sheffield will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition there can be no assurance that the future management of Sheffield will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. SEE "Proposed Business" and "Management."

COMPETITION

      Sheffield expects to encounter intense competition from other entities having business objectives similar to those of Sheffield. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Sheffield and there can be no assurance that Sheffield will have the ability to compete successfully. Sheffield's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Sheffield to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit Sheffield to achieve its stated business objectives. SEE "Proposed Business."

SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS
COMBINATION

      Management will have substantial flexibility in identifying and selecting a prospective Target Business. As a result, stockholders of Sheffield will be almost entirely dependent on the judgment of Management in connection with the selection of a Target Business. In evaluating a prospective Target Business, Management will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business;
(iii) growth potential of the Target Business; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business;
(vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; and (x) the regulatory environment in which the Target Business operates.

      The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a Business Combination consistent with Sheffield's business objectives.

      The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. Sheffield's executive officers and its directors intend to devote only a small portion of their time to the affairs of Sheffield and, accordingly, consummation of a Business Combination may require a greater period of time than if Sheffield's management devoted their full time to Sheffield's affairs. However, each officer and director of Sheffield will devote such time as they deem reasonably necessary to carry out the business and affairs of Sheffield, including the evaluation of potential Target Business and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of Sheffield may vary significantly depending upon, among other things, whether Sheffield has identified a Target Business or is engaged in active negotiation of a Business Combination.

      Sheffield anticipates that various prospective Target Businesses will be brought to its attention from various non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources. Sheffield may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. Sheffield may engage the services of professional firms that specialize in finding business acquisitions, in which event Sheffield may pay a finder's fee or other compensation to such firms.

      As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. Sheffield will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to Sheffield, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to Sheffield's tax treatment of a particular consummated Business Combination. To the extent that the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to Sheffield, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

      Sheffield may utilize cash derived from equity securities, debt securities or bank borrowings or a combination thereof as consideration in effecting a Business Combination. Although Sheffield has no commitments as of the date of this Prospectus to issue any shares of Sheffield Common Stock other than as described in this Prospectus, Sheffield may issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the
interests of Sheffield's stockholders may occur.   Additionally,  if
a substantial number of shares of Sheffield Common Stock are issued in connection with a Business Combination, a change in control of Sheffield may occur which may affect, among other things, Sheffield's ability to utilize net operating loss carry forwards, if any.

      There currently are no limitations on Sheffield's ability to borrow funds to effect a Business Combination. However, Sheffield's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by Sheffield will depend on numerous considerations, including Sheffield's capital requirements, potential lenders evaluation of Sheffield's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. Sheffield does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of Sheffield. The inability of Sheffield to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Sheffield's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject Sheffield to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

FACILITIES

      Sheffield will use without cost the offices of Pierce Mill
Associates, Inc., located at 1504 R Street, N.W., Washington, D.C., a corporation controlled by Sheffield's officers.

EMPLOYEES

      As of the date of this Prospectus, Sheffield does not have any employees.

                        USE OF PROCEEDS

      The proceeds payable to Sheffield upon the exercise of Subscription Rights will be held in an escrow account maintained by the Distribution Agent, subject to release to Sheffield upon written notification by Sheffield of its need for all or substantially all of the Escrowed Proceeds for the purpose of implementing or facilitating the consummation of a Business Combination. If a Business Combination is not consummated within 120 days from the effective date of the Expiration Date, the Escrowed Proceeds shall be returned in full by first class mail or equally prompt means to all subscribing stockholders.

      Sheffield will use the Escrowed Proceeds principally in connection with a Business Combination, including structuring and consummating the Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to Sheffield) repaying debt of the Target Business, redeeming stock issued to the seller of the Target Business, or for working capital. Sheffield has no present intention of either loaning any of the proceeds of this offering to any Target Business or purchasing a minority interest in any Target Business. Stockholders of Sheffield will not receive any distribution of income or have any ability to direct the use or distribution of such income.

      To the extent that Sheffield Common Stock is used as consideration to effect a Business Combination, the balance of the proceeds from the exercise of the Subscription Rights not theretofore expended will be used to finance the operations of the Target Business, and for other purposes described in the Post-Effective Amendment. Sheffield has not incurred any debt in connection with its organizational activities. Accordingly, no portion of the proceeds are being used to repay debt.

      The Escrowed Proceeds will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments, provided, however, that Sheffield may not invest such proceeds in a manner which may result in Sheffield being deemed to be an investment company under the Investment Company Act. In the event a Business Combination is not consummated in the time allowed, the Escrowed Proceeds and the interest income derived from investment of such proceeds will be returned on a pro- rata basis, to each subscribing stockholder within five business days thereafter by first class mail or other equally prompt means.

                             DILUTION

      The difference between the Subscription Price per share of Subscription Stock (through the exercise of the Subscription Rights) and the pro forma net tangible book value per share of the Sheffield Common Stock after the Subscription constitutes dilution to investors of Sheffield. Net tangible book value per share is determined by dividing the net tangible book value of Sheffield (total tangible assets less total liabilities) by the number of outstanding shares of Sheffield Common Stock.

      On October 31, 1996 Sheffield had 5,000,000 shares of Sheffield Common Stock outstanding and a net tangible book value of $5,000 or $.001 per share. The Distribution by First Agate of the 500,000 Dividend Shares to First Agate stockholders will not have an effect on the net tangible book value of Sheffield. Dilution from the exercise of Subscription Rights will occur only in the event the Board of Directors of Sheffield establishes a Subscription Price per share of less than $.001. The dilutive effect to Sheffield stockholders of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment which will establish the purchase price per share under the Subscription Rights. The Board of Directors does not anticipate setting a Subscription Price per share of less than $.001 and therefore, the estimated net proceeds from the exercise of Subscription Rights will likely result in an immediate increase in net tangible book value per share.

                           CAPITALIZATION

      The following table sets forth the capitalization of Sheffield at October 31, 1996 and as adjusted to give effect to the Distribution of the Share(s):

                                                      			At October 31,
Stockholders' equity                                       	1996 (1)
    Preferred Stock, $.0001 par value,
    10,000,000 Shares authorized;
    none issued or outstanding                       		        0

    Common Stock $.0001 par value,
    50,000,000 shares authorized, 4,500,000
    shares issued and outstanding, 5,000,000
    shares issued and outstanding, as adjusted 		$  500


     Additional Paid In Capital (2)                         		$4,500

     Total stockholders' equity                             		$5,000


(1) The effect of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment which will establish the purchase price under the Subscription Rights.
(2) Gives effect to the purchase by First Agate of 500,000 shares of Sheffield Common Stock for a total purchase price of $500 on October 29, 1996 and, the payment by Pierce Mill of $4,500 on October 29, 1996.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                         FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

      Sheffield is a newly organized development stage company, the objective of which is to acquire an operating business in the United States. To date, Sheffield's efforts have been limited to organizational activities.

      On October 31, 1996, Sheffield issued 4,500,000 shares of Sheffield Common Stock to Pierce Mill for a purchase price of $4,500 in cash. On October 31, 1996, Sheffield issued 500,000 shares of Sheffield Common Stock to First Agate for a purchase price of $500. Substantially all of Sheffield's working capital needs subsequent to this offering will be attributable to the identification, evaluation and selections of a Target Business and, structuring, negotiating and consummating a Business Combination. Such working capital needs are expected to be satisfied from the $5,000 received by Sheffield from Pierce Mill and First Agate, from the efforts of Management, which will be without cost to Sheffield, and from payments made by Pierce Mill without recourse to Sheffield.

                              MANAGEMENT

      The officers and directors of Sheffield, and further information concerning them are as follows:

      Name                    		Age               	Position

      James M. Cassidy  		      61          	  President, Treasurer, and
                                          			  Director

      James Michael Cassidy, Esq., J.D., LL.M., received a Bachelor of Science in Languages and Linguistics from Georgetown University in 1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, Washington, D.C. and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is a member of the bar of the District of Columbia and is admitted to practice before the United States Tax Court and the United States Supreme Court.

EXECUTIVE COMPENSATION

      No executive officer has received any cash compensation from Sheffield since its inception for services rendered. Prior to the consummation of a Business Combination, if any, none of Sheffield's officers or directors will receive any compensation except that Sheffield may reimburse such officers or directors for any out-of-pocket expenses incurred in connection with activities on behalf of Sheffield. SEE "Proposed Business - Selection of a Target Business and Structuring a Business Combination." A law firm of which James M. Cassidy, a director of Sheffield, is a partner has performed services in connection with the distribution and may do so in connection with a Business Combination. Sheffield has no plan, agreement, or understanding, express or implied, with any officer, director, or promoter, or their affiliates or associates, regarding the issuance to such persons of any authorized and unissued shares of Sheffield Common Stock and Sheffield is unaware of any circumstance under which shares would be issued to such persons. There is no understanding between Sheffield and any of its present stockholders regarding the sale of a portion or all of the shares currently held by them in connection with any future participation by Sheffield in a business. There are no plans, understandings, or arrangements whereby any of Sheffield's officers, directors, principal stockholders, or promoters, or any of their affiliates or associates, would receive funds, stock or other assets in connection with Sheffield's participation in a business. No advances have been made or contemplated by Sheffield to any of its officers, directors, principal stockholders, or promoters, or any of their affiliates or associates.

ADVISORS AND FINDERS FEES

      Although Sheffield has not entered into any agreements therefor, Sheffield may use the services of a finder or consultant to identify a Target Business. If such advisors, were used compensation to such finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Sheffield), or any combination of these or other compensation arrangements. Consequently, Sheffield is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds of this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by Sheffield to acquire a business. The Board of Directors has not accepted any policies regarding the use of advisors, their identities or possible compensation, including any policy prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation to any person who has served as an officer or director of Sheffield prior to the acquisition.

CONFLICTS OF INTEREST

      Sheffield has no arrangement, understanding, or intention to enter into any transaction or participate in any business venture with any officer, director, or principal stockholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of Sheffield Common Stock owned by Management or any present stockholder, director or promoter.

OTHER BLANK CHECK COMPANIES

         Management has not been and is not involved with any blank check companies other than Sheffield and currently does not expect to organize, purchase or otherwise promote any other companies with a structure and purposes similar to Sheffield's, if at all, until after Sheffield identifies a Target Business with which it seeks to effect a Business Combination. In the event Management's intention changes, or it otherwise becomes affiliated with a blank check company, then conflicts of interest may arise regarding competing searches for Business Combinations.

INDEMNIFICATION

      Pursuant to Delaware law and Sheffield's Certificate of Incorporation and By-laws, its officers and directors (and former officers and directors) are entitled to indemnification from it to the full extent permitted by law. Sheffield's Certificate of Incorporation and By-laws generally provide for such indemnification for claims arising out of the acts or omissions of the company's officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Sheffield, and, with respect to any criminal action or proceeding, as to which they had no reasonable cause to believe that their conduct was unlawful. The conditions and extent of indemnification are set forth in the Certificate of Incorporation and By-laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Sheffield pursuant to the foregoing provisions, or otherwise, Sheffield has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of Sheffield in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sheffield will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

LIMITATION ON LIABILITY

    As permitted by Delaware law, Sheffield's Certificate of Incorporation provides that a director of Sheffield shall not be personally liable for monetary damages for a breach of fiduciary duty as such, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) improper declaration of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is intended to afford Sheffield's directors additional protection from, and limit their potential liability from, suits alleging a breach of their duty of care. Sheffield believes this provision will assist it in the future in securing the services of directors who are not employees of it. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, stockholders may not have any effective remedy against the challenged conduct.

                      PRINCIPAL STOCKHOLDERS

      As of the date of this Prospectus, Pierce Mill and First Agate are the only shareholders of Sheffield. The following table sets forth information as of the date of this Prospectus and as adjusted to reflect the Distribution of Dividend Shares based on information obtained from the persons named below, with respect to beneficial ownership of shares of Sheffield Common Stock by (i) each person known by Sheffield to be the owner of more than 5% of the outstanding shares of Sheffield Common Stock, (ii) each director and
(iii) all executive officers and directors as a group:

                  				Amount and    Percentage of Outstanding	   Pro Forma
                  		  Nature of 	   Shares of Common Stock (1)   After
                  		  Beneficial 	  Before   	    After      		  Business
Name and Address      Ownership     Distribution  Distribution  	Combination
                  		  (Shares)                                     (4)
Pierce Mill
Associates, Inc. 	    4,500,000	    90%  		       90% 			        -0-
1504 R Street, N.W.
Washington, D.C. 20009

First Agate Capital
Corporation(2)          500,000  	  10%    		     0%      			     -0-
1504 R Street, N.W.
Washington, D.C. 20009

James M. Cassidy       5,000,000   	100% 		       90%  			        9%
(2)(3)
1504 R Street, N.W.
Washington, D.C. 20009

All executive   	      5,000,000   	100%        	 90%         		  9%
officers and directors
as a group
(1 person)


(1) The effect of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment.

(2) Each of the entities or persons listed has the same address as Sheffield.

(3) Ownership by Mr. Cassidy is a result of his ownership interest in Pierce Mill Associates, Inc. and First Agate.

(4) Assumes the transfer in a Business Combination of the 4,500,000 shares of Sheffield Common Stock owned by Pierce Mill.

                        CERTAIN TRANSACTIONS

      On October 31, 1996, Sheffield issued 4,500,000 shares of Sheffield Common Stock, $.0001 par value, to Pierce Mill for a purchase price of $4,500 in cash. On October 31, 1996, Sheffield issued 500,000 Shares of Sheffield Common Stock, $.0001 par value, to First Agate for a purchase price of $500 in cash.

                   DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of Sheffield consists of 50,000,000 shares of Common Stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share (the "Sheffield Preferred Stock"). The following statements relating to the capital stock of Sheffield are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation (the "Certificate") and the By-laws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

SHEFFIELD COMMON STOCK

      Holders of Sheffield Common Stock will be entitled to one vote per share with respect to all matters required by law to be submitted to holders of Sheffield Common Stock. The Sheffield Common Stock will not have cumulative voting rights. The Certificate provides that any action required to be taken or that may be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

      Subject to the prior rights of holders of Preferred Stock, if any, holders of the Sheffield Common Stock will be entitled to receive such dividends as may be lawfully declared by the Board of Directors. SEE "Dividend Policy." Upon any dissolution, liquidation or winding up of Sheffield, whether voluntary or involuntary, holders of the Sheffield Common Stock are entitled to share ratably in all assets remaining after the liquidation payments have been made on all outstanding shares of Sheffield Preferred Stock, if any.

      Upon the Distribution, the Dividend Shares offered hereby will be fully paid and nonassessable. The Sheffield Common Stock will not have any preemptive, subscription or conversion rights except for the Subscription Rights defined herein. Under the Certificate, the Board of Directors has the authority to issue additional shares of Sheffield Common Stock. Sheffield believes that the Board of Directors' ability to issue additional shares of Sheffield Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Sheffield Common Stock will be available for issuance without further action by Sheffield's stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or system on which the Common Stock may then be listed. The Board of Director's ability to issue additional shares of Sheffield Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

SHEFFIELD PREFERRED STOCK

      Sheffield is authorized to issue up to 10,000,000 shares of Preferred Stock without further stockholder approval. The shares of Sheffield Preferred Stock may be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by the Board of Directors.

      Among the specific matters that may be determined by the Board of Directors are dividend rights, if any, redemption rights, if any, the terms of a sinking or purchase fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Sheffield, conversion rights, if any, and voting powers, if any.

      The issuance of shares of Sheffield Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Sheffield Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Sheffield Preferred Stock could adversely affect the voting power of the holders of the Sheffield Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Sheffield, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. Sheffield has no present plans to issue any Sheffield Preferred Stock.

SUBSCRIPTION RIGHTS

      Sheffield will issue and distribute two Subscription Rights for each Dividend Share to be distributed to stockholders of First Agate pursuant to the Distribution. Until a Subscription Right is exercised pursuant to the terms of the Distribution, the holder thereof, as such, will have no rights as a stockholder of Sheffield, including the right to vote or receive dividends. Each Subscription Right entitles the holder thereof to subscribe for and purchase from Sheffield two authorized but heretofore unissued shares of Sheffield's Common Stock (the "Subscription Stock"). Stockholders who fully exercise their Subscription Rights will be entitled to the additional privilege of subscribing, subject to certain limitations and subject to allocation or increase, for any Subscription Stock not acquired by exercise of Subscription Rights (the "Over-Subscription Privilege"). No fractional Subscription Rights will be issued and no fractional shares will be issued upon exercise of Subscription Rights.

DIVIDENDS

      Sheffield does not expect to pay dividends prior to the consummation of a Business Combination, if at all. Future dividends, if any, will be contingent upon Sheffield's revenues and earnings, if any, capital requirements and governmental financial conditions subsequent to the consummation of a Business Combination.
 The payment of dividends subsequent to a Business Combination will be within the discretion of Sheffield's then Board of Directors. Sheffield presently intends to retain all earnings, if any, for use in Sheffield's business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

                        LEGAL PROCEEDINGS

      Sheffield is not a party to any legal proceedings and has no knowledge of any legal proceedings contemplated to be brought by or against it.

                         LEGAL MATTERS

      The legality of the securities being registered by this Registration Statement is being passed upon by Cassidy & Associates, of which James M. Cassidy, a Director of Sheffield, is a principal. Mr. Cassidy is the sole shareholder of Pierce Mill Associates, Inc., the principal stockholder of Sheffield, and Mr. Cassidy has a controlling interest in First Agate, the distributing company.

                             EXPERTS

      The financial statements included in this Prospectus have been audited by Weinberg, Pershes & Company, P.A., independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

				            SHEFFIELD ACQUISITIONS, INC.
     				       (A DEVELOPMENT STAGE COMPANY)

                            		                         CONTENTS




       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF OCTOBER 31, 1996

       PAGE      3 - NOTES TO BALANCE SHEET AS OF OCTOBER
                      		31, 1996

 				                INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
 Sheffield Acquisitions, Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheet of Sheffield Acquisitions, Inc. (a development stage company) as of October 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly in all material respects, the financial position of Sheffield Acquisitions, Inc. (a development stage company) as of October 31, 1996, in conformity with generally accepted accounting principles.




                                WEINBERG, PERSHES & COMPANY, P.A.



Boca Raton, Florida
November 18, 1996

				                  SHEFFIELD ACQUISITIONS, INC.
      				           (A DEVELOPMENT STAGE COMPANY)
   				 	                    BALANCE SHEET
    				                 AS OF OCTOBER 31, 1996



ASSETS


Cash                                                  							$    5,000
                                                     							___________


TOTAL ASSETS                                           						$    5,000
                             							                        ___________
                                             						         -----------


LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities                                                  $     -
                                                            	__________
Stockholders' Equity

   Preferred Stock, $.0001 par value, 10 million
    shares authorized, zero issued and outstanding -
   Common Stock, $.0001 par value, 50 million
    shares authorized 5,000,000 issued and
    outstanding                                          			        500
   Capital in excess of par        					                          4,500
                                                  				-----------------

     Total Stockholders' Equity                  			              5,000
                                                   				      ----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  		               $    5,000
                                         				               	__________
                                             					           ----------





See accompanying notes to balance sheet.

                    			   SHEFFIELD ACQUISITIONS, INC.
                         		(A DEVELOPMENT STAGE COMPANY)
                      			      NOTES TO BALANCE SHEET
                      			      AS OF OCTOBER 31, 1996



NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Organization and Business Operations

Sheffield Acquisitions, Inc. (a development stage company) ("the Company") was incorporated in Delaware on September 25, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination (the "Business Combination") with an operating business (the "Target Business").
 At October 31, 1996, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective Target Business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof. The Company intends to obtain adequate financial resources through the registration of a distribution of shares of its Common Stock and Subscription Rights to its shareholders the ("Proposed Distribution"). The Subscription Rights will entitle the holder to purchase two (2) shares of Common Stock of the Company for each Subscription Right held for a purchase price to be determined by the Company's Board of Directors at the time a Business Combination is identified, such price to be not more than $2.50 per Subscription Right.

Subscription Rights will be exercisable when determined by action of the Board of Directors which establishes the Subscription Price and the number of Subscription Rights which may be exercised in such Subscription Period and specifies the Subscription Period established by the Company. The Shares to be distributed to the shareholders, the Subscription Rights and any shares issuable upon exercise of Subscription Rights will be held in escrow and may not be sold or transferred until the Company has consummated a Business Combination.

                     			           SHEFFIELD ACQUISITIONS, INC.
                       			       (A DEVELOPMENT STAGE COMPANY)
                                				 NOTES TO BALANCE SHEET
                               				  AS OF OCTOBER 31, 1996


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

After the Business Combination is consummated, the Shares will be released from escrow.

Due to the terms of the Proposed Distribution, the Company has not established a time period within which to exercise the Subscription Rights as such exercise is dependent upon further action of the Board of Directors. The Company anticipates that, due to the time constraints imposed on the management of the Company, it is not possible to predict which such action may occur.

B.  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE  2 - PROPOSED DISTRIBUTIONS

The Proposed Distributions call for the Company to register the 500,000 shares of Common Stock being distributed to the stockholders of First Agate Capital Corporation (a corporation who will distribute the stock to its stockholders) and 2,000,000 shares of Common Stock for issuance upon the exercise of the Subscription Rights. The Subscription Price will be established by the Board of Directors and will be no more than $2.50 per Subscription Right.

NOTE  3 - STOCKHOLDERS' EQUITY

A.  Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

                         			   SHEFFIELD ACQUISITIONS, INC.
                         			   (A DEVELOPMENT STAGE COMPANY)
                                 NOTES TO BALANCE SHEET
                           			    AS OF OCTOBER 31, 1996


NOTE  3 - STOCKHOLDERS' EQUITY

B.  Common Stock

The Company issued 4,500,000 and 500,000 shares of Common Stock par value $.0001 per share to Pierce Mill Associates, Inc. and First Agate Capital Corporation, respectively.

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than
those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by Sheffield or by any of the Underwriters.
Neither the delivery of this  Prospectus  nor any sale made hereunder shall under any circumstances create an implication that
there has been no change in the affairs of Sheffield since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.
------------------------

TABLE OF CONTENTS
               Page
Prospectus Summary . . . . . . . . . . . . .
Sheffield Acquisitions, Inc. . . . . . . . .
Risk Factors . . . . . . . . . . . . . . . .
Distribution . . . . . . . . . . . . . . . .
Proposed Business . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . .
Dilution . . . . . . . . . . . . . . . . . .
Capitalization . . . . . . . . . . . . . . .
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations . . . . . . . . . . . . . . . .
Management . . . . . . . . . . . . . . . . .
Principal Stockholders . . . . . . . . . . .
Description of Capital Stock . . . . . . . .
Legal Proceedings . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . .
Index to Financial Statements . . . . . . .

      Until 90 days after the release of the
registered securities from the Escrow
Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.

=======================







SHEFFIELD ACQUISITIONS, INC.




500,000 Shares of
Common Stock and
Subscription Rights to
Purchase 2,000,000 shares
of Common Stock











----------
PROSPECTUS
----------









November ____, 1996








=======================

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND
       DISTRIBUTION


The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee - Securities and Exchange Commission                   $ 1,515
Fees and Expenses of Accountants                                      500
Fees and Expenses of Counsel                                       50,000
Blue Sky Fees and Expenses                                          1,000
Printing and Engraving Expenses                                       500
ransfer and Distribution Agent Fees                                   500
Miscellaneous Expenses                                                985

      Total                                                       $55,000


      These expenses have been or will be paid by Pierce Mill without recourse to Sheffield. Pierce Mill owns 4,500,000 shares (90%) of the Sheffield Common Stock.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sheffield is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding.
The Certificate of Incorporation and the By-laws of Sheffield provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

      The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an
improper personal benefit.   Sheffield's Certificate of Incorporation
contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      On October 31, 1996, Sheffield issued 4,500,000 shares of Sheffield Common Stock par value $.0001 per share to Pierce Mill Associates, Inc., a Delaware corporation for consideration of $4,500 in cash in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. On October 31, 1996, Sheffield issued 500,000 shares of Sheffield Common Stock, par value $.0001 per share to First
Agate Capital Corporation, a Delaware corporation ("First Agate") for a total consideration of $500 in cash in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

3.(i)       Certificate of Incorporation of Sheffield Acquisitions, Inc.

3.(ii)      By-Laws of Sheffield Acquisitions, Inc.

4.1 *       Form of Sheffield Common Stock Certificate

4.2 * Form of Subscription Form by which holders of Sheffield Common Stock may exercise their Subscription Rights and Over-Subscription Privileges

5.1 *       Opinion of Cassidy & Associates

10.1 * Form of Escrow Agreement for proceeds from exercise of Subscription Rights

10.2 *      Form of Escrow Agreement for the Dividend Shares and Subscription
            Rights

23.1        Consent of Weinberg, Pershes & Company, P.A.

23.2        Consent of Cassidy & Associates
            (included in Exhibit 5)

27.  *      Financial Data Schedule
---------------

* To be filed by Amendment.

(b) The following financial statement schedules are included in this Registration Statement.

            None.


ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, Sheffield Acquisitions, Inc. certifies thatit has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C.
on the 29th day of November, 1996.


                                    SHEFFIELD ACQUISITIONS, INC.


                                    By:/s/ James M. Cassidy

                                     James M. Cassidy
                                    President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     		Title        			               Date


/s/ James M. Cassidy          	Director,
				                           President,              		  November 29, 1996
     			          	            Chief Executive Officer

                                EXHIBIT INDEX



3.(i)     Certificate of Incorporation of Sheffield Acquisitions, Inc.

3.(ii)    By-Laws of Sheffield Acquisitions, Inc.

23.1      Consent of Weinberg, Pershes & Company, P.A.